SUBSCRIPTION AGREEMENT AND INVESTMENT REPRESENTATION
THE GRANT HARTFORD CORPORATION

ARTICLE 1

                1.1          Subscription.

                                (a)     The undersigned, intending to be legally bound, hereby irrevocably. subscribes for and agrees to purchase _________ shares of no par value Common Stock offered at $0.50 per common share in the principal amount of U.S.$__________ of The Grant Hartford Corporation, a Montana corporation (the "Company"), and further sets forth statements upon which the Company may rely to determine the qualification of the undersigned to purchase said Common Shares under the U.S. Securities Act of 1933, as amended (the "Securities Act").

ARTICLE 2

                2.1          Acceptance or Rejection.

                                (a)     The undersigned understands and agrees that the Company reserves the right to reject this subscription for the Common Shares, in whole or in part, for any reason, at any time prior to the Closing (as defined in Section 2.2 below), notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription.

                                (b)     The undersigned understands and agrees that subscriptions may be revoked by the undersigned provided that written notice of revocation is sent by certified or registered mail, return receipt requested, and is received by the Company at least three business prior to the Closing on such subscription.

                                (c)     In the event of rejection of this subscription, or in the event of the sale of the Common shares subscribed for by the undersigned is not consummated by the Company for any reason (in which event this Subscription Agreement shall be deemed to be rejected), this Subscription Agreement and any other agreement entered into between the undersigned and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the undersigned the purchase price remitted to the Company by the undersigned, without interest thereon or deduction therefrom.

                2.2          Closing; Closing Date.

                All funds received from prospective undersigneds will be deposited by the Company in an unsegregated bank account of the Company. The undersigned understands that there is no minimum dollar amount of subscriptions that shall be required as a condition to the Company's accepting this subscription and closing the sale of the Common shares to the undersigned; provided that the

Company shall determine whether to accept or reject all subscriptions on or before October 31, 2007 unless such date is extended until not later than October 31, 2007. Each closing (each, a "Closing") on the purchase and sale of the Common shares, following the acceptance by the Company of a subscription, as evidenced by the Company's execution of this Subscription Agreement, shall take place at the offices of the Company at 619 S.W. Higgins, Suite O, Missoula, Montana or at such other place as determined by the Company, on such date as shall be set by the Company. At the Closing of the purchase and sale of the Common shares subscribed to by the undersigned, the Company shall prepare for delivery to the undersigned the certificates for the Common shares to be issued and sold to the undersigned, duly registered on the Company's books and issued in the undersigned's name against full payment by the undersigned of the aggregate Common shares.

ARTICLE 3

                3.1          Undersigned Representations and Warranties.

                                The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

                                (a)      Authorization. This Agreement constitutes the undersigned's valid and legally binding obligation, enforceable in accordance with its terms. The undersigned has full power and authority to enter into this Agreement.

                                (b)      Purchase for Own Account. The Common shares to be purchased by the undersigned hereunder will be acquired for investment for the undersigned's own account, not as a nominee or agent. The undersigned has not purchased the Common shares with a view to the public resale or distribution thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same.

                                (c)     Disclosure of Information. The undersigned has had full access to all the information the undersigned considers necessary or appropriate to make an informed investment decision with respect to the Common shares to be purchased by the undersigned under this Agreement. The undersigned further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the undersigned or to which the undersigned had access. The undersigned has not relied on any oral representation made by the Company or any officer, director, employee or agent of the Company.

                                (d)      Investment Experience. The undersigned understands that the purchase of the Common shares involves substantial risk. The undersigned (i) has experience as an undersigned in securities of companies in the development stage and acknowledges that the undersigned can bear the economic risk of the undersigned's investment in the Common shares and (ii) has such knowledge and experience in financial or business matters that the undersigned is capable of evaluating the merits and risks of this investment in the Common shares and protecting the undersigned's interests in connection with this investment.

                                (e)     Restricted Securities. The undersigned understands that the Common Shares are characterized as "restricted securities" under the Securities Act inasmuch as it is being or will be acquired from the Company in a transaction not involving a public offering and that under the Securities Act, and applicable regulations thereunder and such Common shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the undersigned represents that the undersigned is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                                (f)     Limitations on Dispositions. The undersigned acknowledges that if any transfer of the Common shares is proposed to be made in reliance upon an exemption under the Securities Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Securities Act. The undersigned acknowledges that, so long as appropriate, a legend similar to the following may appear on the certificates representing the Common Stock:

                                THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW.

                                (g)     Further Limitations on Disposition. Without in any way limiting the representations set forth above, the undersigned further agrees not to make any disposition of all or any portion of the Common stock, except:

                                (i)     pursuant to a registration statement under the Securities Act covering such disposition; or

                                (ii)     pursuant to an exemption from registration under the Securities Act, including, without limitation, Rule 144, Rule 144A or Regulation S thereunder.

                                (h)     No General Solicitation. The undersigned has not received any general solicitation or advertising regarding the offering of the Common shares or this Agreement.

                                (i)     No Prospectus. No formal prospectus or registration statement has been filed by the Company with a securities commission or other securities regulatory authorities in the United States or in any other jurisdiction in connection with the offer or issuance of the Common shares and no offering memorandum has been provided to the undersigned. Rather, the undersigned has been provided with an Executive Summary of the business plan of the Company and a two page overview concerning the project.

                                (j)     Representation to Subscriber. The undersigned acknowledges that the Common Stock is being offered in reliance upon the private offering exemption set forth in Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act").

                                (k)     Survival. The foregoing representations, warranties and agreements shall survive the Closing and payment for the Common shares.

ARTICLE 4

                                4.1     Indemnity. The undersigned agrees to indemnify and hold harmless the Company, its officers and directors, employees, its affiliates, agents and attorneys and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

                                4.2     Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

                                4.3     Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if: (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

                                4.4     Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

                                4.5     Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

                                4.6     Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as tated or referred to herein and therein.

                                4.7     Assignability. This Agreement is not transferable or assignable by the undersigned.

                                4.8     Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

                                4.9     Pronouns. The use herein of the masculine pronouns "him" or "his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural.

                                IN WITNESS WHEREOF, the undersigned has executed this Agreement on the _____day of _________________, 2007.

_______________________________                                 ______________________________

Name of Subscriber:                                                                The Grant Hartford Corporation

Address:

_______________________________

_______________________________

_______________________________

Phone Number: __________________

Email: _________________________